Exhibit 21.1

SUBSIDIARIES OF REGISTRANT

NAME OF SUBSIDIARY	COUNTRY OF ORGANIZATION
Moelis & Company LLC	U.S.
Moelis & Company Group GP LLC	U.S.
Moelis & Company Group LP	U.S.
Moelis & Company International Holdings LLC	U.S.
Moelis & Company Consulting (Beijing) Company Limited	China
Moelis & Company Assessoria Financeira Ltda.	Brazil
Moelis & Company UK LLP, DIFC Branch	United Arab Emirates
Moelis & Company Saudi Limited	Saudi Arabia
Moelis & Company Netherlands B.V. French Branch	France
Moelis & Company Netherlands B.V. Portugal Branch	Portugal
Moelis & Company Europe Limited, Frankfurt am Main Branch	Germany
Moelis & Company Asia Limited	China
Moelis & Company India Private Limited	India
Moelis & Company Israel Ltd.	Israel
Moelis & Company Netherlands B.V.	Netherlands
Moelis & Company Europe B.V.	Netherlands
Moelis & Company London Limited	United Kingdom
Moelis & Company Europe Limited	United Kingdom
Moelis & Company UK Holdings B Limited	United Kingdom
Moelis & Company UK Holdings C Limited	United Kingdom
Moelis & Company UK LLP	United Kingdom